Exhibit 99.1

JAVELIN MORTGAGE INVESTMENT CORP. REPORTS 15.8% ANNUALIZED ROE

FROM TAXABLE REIT INCOME FOR INITIAL OPERATING PERIOD

VERO BEACH, FL – March 21, 2013 – JAVELIN Mortgage Investment Corp. (NYSE: JMI) (“JAVELIN” or the “Company”) today announced financial results for the quarter ended December 31, 2012, which includes the Company’s initial operating period.

Fourth Quarter 2012 Highlights and Financial Information

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Estimated taxable REIT income of approximately $5.5 million ($0.73 per Common share) for the initial operating period from October 9, 2012 through December 31, 2012

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Q4 2012 Common dividends paid were $3.45 million ($0.46 per Common share)

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Q4 2012 GAAP income of approximately $6.1 million ($0.89 per weighted average Common share)

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Estimated taxable REIT income represents annualized yield on paid-in capital of 15.8% for the 84 day initial operating period

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Average yield on assets of 3.20% and average net interest margin of 2.36%

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As of December 31, 2012, there were 7,500,050 Common shares outstanding

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Book Value (shareholders’ equity) as of December 31, 2012 was $148.0 million or $19.74 per Common share outstanding.

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Paid-in capital as of December 31, 2012 was $150.0 million or $20.00 per Common share outstanding

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The JAVELIN monthly “Company Update” can be found at www.javelinreit.com

Q4 2012 Results

Initial Operations

JAVELIN commenced operations on October 9, 2012 with the completion of our initial public and private offerings of a total of 7,500,000 Common shares, which raised equity capital totaling $150.0 million.  The Company completed the substantial majority of its initial investments in Agency Securities by October 16, 2012 and in Non-Agency Securities by November 9, 2012.  The Company completed the substantial majority of its initial hedging by October 16, 2012.

Taxable REIT Income and Core Income

Estimated taxable REIT income for the initial operating period ended December 31, 2012, was approximately $5.5 million, which represents an annualized return on paid-in capital of 15.8% for this 84 day period. The Company distributes dividends based on its estimate of taxable earnings per Common share, not based on earnings calculated in accordance with Generally Accepted Accounting Principles (GAAP).  Taxable REIT income and GAAP earnings will differ primarily because of the non-taxable unrealized changes in the value of the Company’s Non-Agency Securities portfolio and the Company’s derivatives, which the Company uses as hedges. These unrealized gains/losses are included in GAAP earnings, whereas unrealized valuation changes are not included in taxable income.

GAAP Earnings

For the purposes of computing GAAP net income, the changes in fair value of the Company’s Agency Securities are excluded and instead reflected in other comprehensive income.

Dividends

The Company paid dividends of $0.23 per outstanding share of Common stock for each of November and December, 2012, or a total of $3.45 million. The Company had estimated taxable REIT income available to pay dividends of $5.5 million in Q4 2012.  Because the Company did not distribute the required minimum 85% of taxable income before December 31, 2012, the Company accrued an excise tax expense of $46,000. JAVELIN paid dividends in January and February 2013 that were sufficient to maintain the Company’s REIT status and avoid any additional corporate tax expense.

JAVELIN Mortgage Investment Corp. Reports 15.8% Annualized ROE

from Taxable REIT Income for Initial Operating Period

March 21, 2013

Per Share Amounts

Calculation of quarterly GAAP income per Common share is based on the weighted average Common shares outstanding for the quarter of 6,848,000. Calculation of estimated taxable REIT income per Common Share is based on the weighted average Common shares outstanding for the initial operating period of 7,500,050.  Both average share figures reflect the completion of the offerings on October 9, 2012. However, the calculation for the initial operating period excludes the effects of the Company’s nominal income, expenses and capitalization prior to the commencement of operations. The Company has no dilutive securities outstanding.

Portfolio

As of December 31, 2012, the Company’s Agency Securities portfolio consisted of fixed rate Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities valued at $1.1 billion.  The Company’s Non-Agency Securities portfolio was valued at $130.0 million at year end.  The annualized yield on average assets was 3.20%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 0.84% resulting in a net interest spread of 2.36%.

Portfolio Financing, Leverage and Interest Rate Hedges

As of December 31, 2012, the Company financed its portfolio with approximately $1.1 billion of borrowings under repurchase agreements with a weighted average maturity of 41 days.

The Company’s debt to equity ratio, as measured against paid-in capital, was 7.57 to 1, and its ratio of debt to total shareholder equity was 7.67 to 1, each as of December 31, 2012.

The Company had a notional amount of $325.0 million of various maturities of interest rate swap contracts with a weighted average swap rate of 1.5%.  The Company had a notional amount of $130.0 million of various maturities of swaptions with a weighted average swap rate of 1.8%.

Management Fee

JAVELIN’s management fee is 1.5% (per annum) of gross equity raised up to $1 billion and 1.0% (per annum) of gross equity raised above $1.0 billion.

Regulation G Reconciliation

Taxable REIT income is calculated according to the requirements of the Internal Revenue Code rather than GAAP. The Company plans to distribute at least 90% of its taxable REIT income in order to maintain its tax qualification as a REIT. The following table reconciles JAVELIN’s results from operations to estimated taxable REIT income for the period from June 21, 2012 through December 31, 2012.

December 31, 2012 (in thousands)
Net income	$6,098
Net book/tax differences on Non-Agency Securities	(978)
Unrealized change in derivatives	302
Excise tax expense	46
Estimated taxable income	$5,468

JAVELIN believes that the foregoing reconciliation of taxable REIT income is useful to investors because taxable REIT income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status.  However, because taxable REIT income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, taxable REIT income should be considered as supplementary to, and not as a substitute for, JAVELIN’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

-MORE-

JAVELIN Mortgage Investment Corp. Reports 15.8% Annualized ROE

from Taxable REIT Income for Initial Operating Period

March 21, 2013

JAVELIN Mortgage Investment Corp.

JAVELIN is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate Agency and non-Agency residential mortgage-backed securities.  JAVELIN is externally managed and advised by ARMOUR Residential Management LLC, an investment advisor registered with the SEC.  JAVELIN Mortgage Investment Corp. will elect to be taxed as a real estate investment trust ("REIT") for U.S. Federal income tax purposes, commencing with JAVELIN's taxable year ended December 31, 2012.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission (“SEC”).  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.javelinreit.com or by directing requests to: JAVELIN Mortgage Investment Corp., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:

James R. Mountain

Chief Financial Officer

JAVELIN Mortgage Investment Corp.

(772) 617-4340

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